 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 12, 1997.
                                                      REGISTRATION NO. 333-37675
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ----------------

                               AMENDMENT NO. 5
                                      TO
                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                         DELCO REMY INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------


   2902 ENTERPRISE DRIVE, ANDERSON, INDIANA 46013, TELEPHONE: (765) 778-6499 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                              SUSAN E. GOLDY, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                         DELCO REMY INTERNATIONAL, INC.
   2902 ENTERPRISE DRIVE, ANDERSON, INDIANA, 46013, TELEPHONE (765) 778-6799 (ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                               AGENT FOR SERVICE)

                               ----------------

                                   COPIES TO:

    CHRISTOPHER G. KARRAS, ESQ.                        MARC S. ROSENBERG, ESQ.
      DECHERT PRICE & RHOADS                          CRAVATH, SWAINE & MOORE
     4000 BELL ATLANTIC TOWER                             WORLDWIDE PLAZA
         1717 ARCH STREET                                825 EIGHTH AVENUE
PHILADELPHIA, PENNSYLVANIA 19103-2793                 NEW YORK, NEW YORK 10019
         (215) 994-4000                                    (212) 474-1000


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

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

  The following exhibits are filed herewith unless otherwise indicated:

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  1.1**  Form of Underwriting Agreement
  3.1**  Form of Certificate of Incorporation of the Company, as amended
  3.2**  By-laws of the Company
  4.1**  Specimen Class A Common Stock Certificate
  5.1    Opinion of Dechert Price & Rhoads, counsel to the Company
 10.1+   Light Duty Starter Motor Supply Agreement, dated July 31, 1994, by and between Delco Remy America, Inc. ("DRA") and General Motors
         Corporation ("GM")
         Heavy Duty Component Supply Agreement, dated July 31, 1994, by and
 10.2+   between DRA and GM
         Distribution and Supply Agreement, dated July 31, 1994, by and between
 10.3+   DRA and GM
         Trademark License, dated July 31, 1994, by and among DRA, DR
 10.4**  International, Inc. and GM
 10.5**  Tradename License Agreement, dated July 31, 1994, by and among DRA, DR
         International, Inc. and GM
         Partnership Agreement of Delco Remy Mexico S. de R.L. de C.V., dated
 10.6**  April 17, 1997
         Joint Venture Agreement, dated    , by and between Remy Korea
 10.7**  Holdings, Inc. and S.C. Kim
 10.8**  Securities Purchase and Holders Agreement, dated July 29, 1994, by and among the Company, CVC, WEP, MascoTech, Harold K. Sperlich, James R.
         Gerrity and the individuals named therein as Management Investors
 10.9**  Registration Rights Agreement, dated July 29, 1994, by and among the
         Company, CVC, WEP, MascoTech, Harold K. Sperlich, James R. Gerrity and
         the individuals named therein as Management Investors
 10.10** Employment Agreement, dated July 31, 1994, by and between Delco Remy
         International, Inc. and Thomas J. Snyder
 10.11** Form of Fourth Amended and Restated Financing Agreement, dated as of
            , 1997, among the Company, certain of the Company's subsidiaries signatories thereto and Bank One, Indianapolis, National Association
 10.12** Indenture, dated as of August 1, 1996, among the Company, certain of the Company's subsidiaries signatories thereto and National City Bank of Indiana, as trustee
 10.13** 8% Subordinated Debenture of DRA, due July 31, 2004 in favor of GM
         Contingent Purchase Price Note of DRA, in favor of GM, dated July 31,
 10.14** 1994
 10.15** Lease by and between ANDRA L.L.C. and DRA, dated February 9, 1995
         Lease by and between Eagle I L.L.C. and DRA        , Inc. dated August
 10.16** 11, 1995
 10.17** Subordination Agreement, dated July 31, 1994 by and among GM, the CIT
         Group/Business Credit, Inc. and World Subordinated Debt Partners, L.P.
 11.1**  Statement re Computation of Earnings per Share
 12.1**  Statement re Computation of Ratios
 21.1**  Subsidiaries of Registrant
 23.1**  Consent of Ernst & Young LLP (see page II-5)
 23.2**  Consent of Friedman & Fuller P.C. (See page II-6)
 23.3    Consent of Dechert Price & Rhoads included in Exhibit 5.1
 24.1    Power of Attorney included on Signature Page

--------
 * To be filed by amendment.
** Previously filed.

 + Certain portions of the identified Exhibit have been omitted and separately filed with the Commission based upon a request for confidential treatment.

  (b) Financial Statement Schedules: None

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 5 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ANDERSON AND STATE OF INDIANA ON DECEMBER 11, 1997.

                                          DELCO REMY INTERNATIONAL, INC.

                                          By:     Harold K. Sperlich
                                              ---------------------------------
                                                HAROLD K. SPERLICH CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 5 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


       Harold K. Sperlich              Chairman (principal       December 11,
-------------------------------------   executive officer)        1997
         HAROLD K. SPERLICH             and Director

                  *                    Executive Vice
-------------------------------------   President and Chief
          DAVID L. HARBERT              Financial Officer
                                        (principal
                                        financial and
                                        principal
                                        accounting officer)

          E. H. Billig                 Director                  December 11,
-------------------------------------                             1997
            E. H. BILLIG

                  *                    Director
-------------------------------------
       RICHARD M. CASHIN, JR.

                  *                    Director
-------------------------------------
         MICHAEL A. DELANEY

                  *                    Director
-------------------------------------
          JAMES R. GERRITY

                  *                    Director
-------------------------------------
          ROBERT J. SCHULTZ

                  *                    Director
-------------------------------------
          THOMAS J. SNYDER



                                       *By: Thomas J. Snyder     December 11,
                                            -----------------     1997
                                               THOMAS J.
                                                SNYDER,
                                           ATTORNEY-IN-FACT


                                     II-7